Exhibit 99.1

NEWS RELEASE

Company contact:

Patricia Menchaca

Director of Investor Relations

408-321-3843

pmenchaca@intellisync.com

INTELLISYNC CORPORATION ANNOUNCES RECORD REVENUE FOR FISCAL

FOURTH QUARTER AND FY2004

•	Fiscal Q4 Revenue 82 Percent Higher Than Same Quarter Last Year, As Intellisync Solutions Achieve Deeper Penetration In Carrier And Enterprise Markets Worldwide

•	Company Posts 70 Percent Year-over-year Revenue Increase

SAN JOSE, CA (08/26/04) – Intellisync Corporation (Nasdaq: SYNC), a leading provider of mobility and synchronization solutions, today reported net revenue of $13,282,000 for the fourth quarter of fiscal 2004 that ended July 31, 2004 – the Company’s eighth consecutive quarter of revenue growth. This compares to revenue of $11,007,000 reported last fiscal quarter and $7,304,000 reported in the fourth quarter of fiscal 2003, and represents quarter-over-quarter revenue growth of 21 percent and year-over-year revenue growth of 82 percent for the fourth fiscal quarter. For fiscal 2004, the Company reported revenue of $42,308,000, compared to revenue of $24,860,000 for fiscal 2003 – a 70 percent year-over-year increase.

Reported net loss in the fourth fiscal quarter of 2004 was $1,758,000 ($.03 per share), compared to a net loss of $2,184,000 ($.03 per share) reported last fiscal quarter and a net loss of $1,800,000 ($.04 per share) reported in the fourth fiscal quarter of 2003. The reported net loss this quarter included amortization of purchased technology and other intangible assets of $2,106,000. Reported net loss in fiscal 2004 was $.16 per share, compared to a net loss of $.17 per share in fiscal 2003.

On a non-GAAP basis, Intellisync posted a net profit of $364,000 ($.00 per share) this quarter, compared to a net loss of $22,000 ($.00 per share) last fiscal quarter and a net loss of $159,000 ($.00 per share) in the fourth quarter of fiscal 2003. For fiscal 2004, the Company reported non-GAAP net earnings of $.01 per share, compared to a non-GAAP net loss of $.04 reported for fiscal 2003. (A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

“During the past fiscal year, Intellisync dramatically transformed its business model to capitalize on the market shift from ‘wired’ to ‘wireless’ mobility solutions,” explained Intellisync President and CEO Woodson (Woody) Hobbs. “This rapid transition was accomplished by achieving our objectives on multiple fronts, including integrating several strategic acquisitions, executing on our mobility strategy, and efficiently managing our financial operations. Our refined approach places primary emphasis on the enterprise and wireless carrier markets, and appears to have been validated by recent reports issued by several leading industry analyst firms. As we enter fiscal 2005, we believe that our efforts are achieving market recognition and adoption, as evidenced by our 70 percent revenue growth this year, non-GAAP profitability, and major customer wins in both the carrier and enterprise segments.

“In the last quarter alone, Verizon Wireless, the United States’ leading provider of wireless communications, selected Intellisync as the mobility platform for all non-RIM devices, including palmOne’s Treo 600,” Hobbs continued. “On the enterprise side, PeopleSoft announced that it will utilize our Mobile Suite platform to enhance its portfolio of mobility solutions around the world. During fiscal Q4, we also closed deals with new enterprise customers such as Abercrombie & Fitch, Avery Dennison, Bank of Montreal, Philips Electronics and the Toronto Stock Exchange. We believe that both enterprises and carriers are looking for integrated, scalable mobility solutions that support multiple device and application platforms – an opportunity for which it appears Intellisync is uniquely suited as we embark on our new fiscal year.”

“Over recent quarters, we’ve worked hard to balance our revenue and expenses, and to position ourselves for future growth,” said Keith Kitchen, Intellisync Corporation’s chief financial officer. “These efforts resulted in non-GAAP net profits for both the fourth quarter and the full fiscal year. As we enter fiscal 2005, we will continue to focus our investments on the markets that hold the greatest potential for Intellisync – wireless carriers and large enterprises.”

INTELLISYNC CORPORATION FOURTH-QUARTER HIGHLIGHTS

•	Two major carriers announced that they have adopted the Intellisync platform:

•	Intellisync’s award-winning Mobile Suite™ technology has been selected as Verizon Wireless’ email and synchronization platform. Intellisync’s mobility solutions were introduced by Verizon Wireless under the Wireless Sync brand name in conjunction with the launch of palmOne Inc.’s popular Treo™ 600 smartphone on the Verizon Wireless network. Wireless Sync is utilizing Intellisync’s wireless “push” technology to keep the Treo 600 and other devices in sync with groupware applications such as Microsoft Outlook and Lotus Notes.

•	Eurotel Praha, spol. s r.o., the Czech Republic’s largest provider of wireless voice and data services, will offer Intellisync Mobile Suite’s over-the-air push email, PIM synchronization and device management capabilities to its enterprise subscribers as a service called Eurotel Office Connector.

•	Intellisync was selected by PeopleSoft, Inc. to enhance its portfolio of mobility solutions. PeopleSoft, the world’s second largest provider of enterprise application software, will license the Intellisync Mobile Suite platform to provide additional PeopleSoft laptop/tablet PC solutions around the world.

•	Intellisync software will be bundled with SyncML-based mobile phones that Panasonic intends to begin selling to operators in Europe this year. The solution is designed to synchronize contacts, calendars and tasks between Panasonic’s GSM/GPRS mobile phones and essential PC applications such as Microsoft Outlook.

•	The Intellisync Mobile Suite platform captured two prestigious awards:

•	Network Computing magazine gave the product its 2004 Well-Connected Award as “Best Mobile Wireless Email System”. The Intellisync solution, which provides wireless access to a wide range of enterprise data, was selected over a dozen competing products based on performance, price and number of supported devices.

•	Windows & .NET Magazine recognized the Intellisync Mobile Suite with its “Best of TechEd 2004” Award as the top solution in the “Mobile PCs and Devices” category. Intellisync Mobile Suite, which provides wireless access to a wide range of enterprise data, was selected over finalists iAnywhere Solutions, JP Mobile Inc. and AT&T Wireless based on its strategic importance in the market, competitive advantage and value to the customer. It is the second consecutive year in which Intellisync Mobile Suite has captured the award.

•	InfoWorld magazine gave Intellisync Mobile Suite the top rating in a review of wireless mobile infrastructure solutions in the May 10, 2004 issue. According to InfoWorld, “Intellisync’s integrated modules, extensive device support, and overall usability give it an advantage.” Mobile Suite was rated above products from Extended Systems and iAnywhere Solutions.

•	Gartner, the world’s leading technology research and advisory firm, positioned Intellisync in the “Challenger” quadrant in the research firm’s highly regarded research report on wireless e-mail. The report, entitled “Magic Quadrant for Wireless E-mail 1H04 Leaders/ Challengers,” dated July 30, 2004, is an important research tool utilized by senior executives at large enterprises, network operators, device manufacturers and software providers around the world.

•	Intellisync shipped a new release of its Mobile Suite platform that extends the product’s broad device support to include Windows Mobile-based Smartphones. The latest release of Intellisync

Mobile Suite – version 5.5 – also provides improvements both to server scalability and wireless sync performance, plus the ability to monitor and push email across enterprise workgroups without requiring a direct connection to the groupware server.

INVESTOR CONFERENCE CALL

Intellisync will host a live teleconference call at 5 p.m. Eastern Time on Aug. 26, 2004 to discuss financial results and business highlights for the Company’s fourth fiscal quarter. During the call, Intellisync management will provide their perspectives regarding revenue and earnings forecasts, and will answer questions concerning recent business/financial developments.

To participate in the conference call, dial 1-201-689-8031 five to 10 minutes ahead of time (no pass code required). If you are unable to participate in the live call, an audio replay will be available starting at 7 p.m. Eastern Time for a 48-hour period or via the Internet at www.intellisync.com/investors for a 12-month period. To access the audio replay, 1-201-612-7415, Pass Code No. 1628, Conference ID No. 113537. Intellisync Corporation will provide information pertaining to its fourth quarter financial results, as well as the forward guidance discussed during the call, on the Web at www.intellisync.com/investors/Q404. This information will be available for viewing prior to the start of the conference call on Aug. 26, 2004.

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (Nasdaq: SYNC) is a leading provider of mobile data and messaging solutions to large enterprises, network operators, software providers and device manufacturers. Intellisync’s products and services have won the mobility industry’s top awards by providing seamless synchronization, secure wireless email and mobility management solutions that connect nearly every device, data source and application available. The world’s largest corporations have selected Intellisync as their mobility solution standard, including America Online, Crédit Agricole, Domino’s Pizza, IBM, Microsoft, NTT DoCoMo, Oracle, PeopleSoft, Pfizer, T-Mobile, Verizon Wireless and Yahoo! For more information, please visit www.intellisync.com.

LEGAL DISCLOSURE

The forward-looking statements above in this news release, including statements related to Intellisync’s shift in device technology models, opportunities in the carrier and enterprise markets, execution of Intellisync’s mobility strategy, Intellisync’s focus on investments in the carrier and enterprise markets, Verizon Wireless’ offering of Intellisync Mobile Suite, Eurotel’s offering of Intellisync Mobile Suite, and PeopleSoft’s licensing of Intellisync Mobile Suite are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the integration of Intellisync’s products with carrier and enterprise solutions, the timing of market adoption and movement toward wireless data synchronization and integration solutions, a slowdown in the rate of adoption of Intellisync Corporation’s technologies by licensing partners, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the Japanese and European economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of Intellisync’s recent acquisitions, realization of the anticipated benefits of actions taken to reduce costs, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2003 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync, the Intellisync logo and Mobile Suite are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED JULY 31,		TWELVE MONTHS ENDED JULY 31,
	2004	2003	2004	2003
Revenue
License	$7,956	$5,328	$28,292	$19,169
Services	5,326	1,976	14,016	5,691

Total revenue	13,282	7,304	42,308	24,860

Cost and operating expenses:
Cost of revenue	2,335	1,262	7,994	4,008
Amortization of purchased technology	1,150	172	2,693	628
Research and development	3,368	1,947	11,429	7,290
Sales and marketing	5,070	3,076	16,522	11,330
General and administrative	1,743	1,233	6,964	4,374
In-process research and development	—	—	3,667	406
Amortization of other intangible assets	956	62	1,959	81
Non-cash stock compensation	16	672	745	1,742
Severance, facilities costs and other charges	—	795	929	795

Total cost and operating expenses	14,638	9,219	52,902	30,654

Operating loss	(1,356)	(1,915)	(10,594)	(5,794)
Other income (expense), net	(181)	174	44	738
Litigation settlement, net	—	—	1,576	—
Other-than-temporary impairment of investments	—	—	—	(2,394)

Loss before income taxes	(1,537)	(1,741)	(8,974)	(7,450)
Provision for income taxes	(221)	(59)	(481)	(286)

Net loss	$(1,758)	$(1,800)	$(9,455)	$(7,736)

Net loss per share:
Basic and diluted	$(0.03)	$(0.04)	$(0.16)	$(0.17)

Shares used in per share calculation:
Basic and diluted	64,070	47,071	57,732	46,222

Supplemental non-GAAP information (1):

Net loss	$(1,758)	$(1,800)	$(9,455)	$(7,736)

Amortization of purchased technology	1,150	172	2,693	628
In-process research and development	—	—	3,667	406
Amortization of other intangible assets	956	62	1,959	81
Non-cash stock compensation	16	672	745	1,742
Severance, facilities costs and other charges	—	795	929	795
Other-than-temporary impairment of investments	—	—	—	2,394
Recovery of lease payments (2)	—	(60)	—	(60)

Non-GAAP income (loss)	$364	$(159)	$538	$(1,750)

Non-GAAP net income (loss) per share:	$0.00	$(0.00)	$0.01	$(0.04)

Diluted shares used in per share calculation (3):	83,654	47,071	68,890	46,222

(1)	A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of non-GAAP income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
(2)	Recorded in general and administrative in the reported condensed consolidated statements of operations.
(3)	For the three and twelve months ended July 31, 2004, the diluted shares used in per share calculation include weighted average of common shares outstanding, weighted average of outstanding stock options (using the treasury stock method), and weighted average of the 15 million shares issuable upon conversion of the 3% convertible senior notes.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	JULY 31, 2004	JULY 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$12,991	$7,842
Short-term investments	40,657	19,317
Accounts receivable, net	10,380	5,469
Inventories, net	69	113
Other current assets	2,485	882

Total current assets	66,582	33,623
Property and equipment, net	1,540	1,153
Goodwill, net	65,967	2,731
Other intangible assets, net	29,149	2,734
Restricted cash	4,032	296
Other assets	3,084	630

TOTAL ASSETS	$170,354	$41,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,562	$2,619
Accrued liabilities	7,482	3,816
Current portion of obligations under capital lease	51	—
Deferred revenue	5,794	2,015

Total current liabilities	14,889	8,450

Obligations under capital lease	144	—
Convertible senior notes	58,443	—
Other liabilities	2,487	921

Total liabilities	75,963	9,371

Stockholders’ equity:
Common stock, $0.001 par value; 160,000 and 80,000 shares authorized; 65,592 and 47,753 shares issued and outstanding at July 31, 2004 and 2003	66	48
Additional paid-in capital	225,832	153,986
Receivable from stockholders	—	(112)
Deferred stock compensation	—	(459)
Accumulated deficit	(131,116)	(121,661)
Other comprehensive loss	(391)	(6)

Total stockholders’ equity	94,391	31,796

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$170,354	$41,167